Exhibit 15

AGREEMENT

This AGREEMENT (this “Agreement”) is made and entered into as of this 2nd day of March, 2023 by and among Neil G. Bluhm and the NGB 2013 Dynasty Trust (the “Bluhm Stockholders”), and Gregory A. Carlin, the Greg and Marcy Carlin Family Trust and the Carlin G3 Trust (the “Carlin Stockholders” and together with the Bluhm Stockholders, collectively the “Stockholders”).

RECITALS

WHEREAS, the Stockholders are party to that certain Voting Agreement, dated as of December 24, 2020 (the “Voting Agreement”), and reflecting a majority of the voting power of the voting securities of Rush Street Interactive, Inc. (“PubCo”) and enabling PubCo to qualify as a “controlled company” under applicable rules of the securities exchange on which PubCo’s equity securities are listed; and

WHEREAS, the Stockholders, constituting all of the parties to the Voting Agreement, desire to terminate the Voting Agreement and all obligations of the Stockholders thereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders agree as follows:

1.	Pursuant to Section 4.01 of the Voting Agreement, the Stockholders mutually agree that the Voting Agreement and the obligations of the Stockholders and their permitted assigns be and they are hereby terminated and of no further force and effect.

2.	The Stockholders agree that the respective obligations to provide 30 days’ prior written notice of termination to the other parties pursuant to Section 4.01 of the Voting Agreement be, and they hereby are, waived.

3.	The termination of the Voting Agreement, and the termination of all obligations thereunder, including without limitation and for the avoidance of doubt, the obligations under Section 1.01 – Agreement to Vote, Section 1.02 -- Notice of Transfers; Other Covenants and Section 2.01 -- Grant of Proxy, shall be effective as of the date of this Agreement.

4.	This Agreement shall be governed by and interpreted and enforced in accordance with the laws of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any proceeding arising out of or relating to this Agreement, agrees that all claims in respect of any such proceeding shall be heard and determined in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 4, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

IN WITNESS WHEREOF, the Stockholders have executed this Agreement as of the date first above written.

NEIL G. BLUHM:

/s/ Neil G. Bluhm
Neil G. Bluhm

NGB 2013 DYNASTY TRUST:

By:	/s/ Neil G. Bluhm
Name: Neil G. Bluhm
Its: Trustee

Address:
900 N. Michigan Avenue
Suite 1600
Chicago, IL 60611

[SIGNATURE PAGE TO VOTING AGREEMENT]

GREGORY A. CARLIN:

/s/ Gregory A. Carlin
Gregory A. Carlin

GREG AND MARCY CARLIN FAMILY TRUST:

By:	/s/ Gregory A. Carlin
Name: Gregory A. Carlin
Its: Trustee

CARLIN G3 TRUST:

By:	/s/ Gregory A. Carlin
Name: Gregory A. Carlin
Its: Trustee

Address:
c/o Neal, Gerber & Eisenberg LLP
2 N. LaSalle Street, Suite 1700
Chicago, IL 60602

[SIGNATURE PAGE TO VOTING AGREEMENT]

3